   As filed with the Securities and Exchange Commission on November 15, 1999
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 E.PIPHANY, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                          77-0443392
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                      1900 South Norfolk Street, Suite 310
                          San Mateo, California 94403
   (Address, including zip code, of Registrant's principal executive offices)

                                 1997 STOCK PLAN
                                 1999 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 Roger S. Siboni
                             Chief Executive Officer
                                 E.piphany, Inc.
                      1900 South Norfolk Street, Suite 310
                           San Mateo, California 94403
                                 (650) 496-2430
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                              Aaron J. Alter, Esq.
                            N. Anthony Jeffries, Esq.
                          Bradley L. Finkelstein, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed
                Title of Securities to                    Amount                  Maximum            Proposed            Amount of
                    be Registered                         to be               Offering Price     Maximum Aggregate      Registration
                                                        Registered              Per Share         Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1997 Stock Plan, par
value $0.0001                                            6,900,000(1)          $3.05(2)          $21,045,000.00(2)      $5,850.51
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1999 Stock Plan, par
value $0.0001                                            3,614,613(1)          $104.60(3)        $378,088,519.90(3)     $105,108.61
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1999 Employee Stock
Purchase Plan, par value $0.0001                         2,000,000(1)          $88.91(4)         $177,820,000.00(4)     $49,433.90
------------------------------------------------------------------------------------------------------------------------------------
         Totals:                                         12,514,613                              $576,953,519.90        $160,393.08
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the total registration fee. Computation is based pursuant to Rule 457(h) of the Securities Act whereby the per share price is equal to the weighted average exercise price of $3.05 per share.

(3) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. As the price at which options are to be granted in the future is not currently determined, computation is based pursuant to Rule 457(c) of the Securities Act whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on November 11, 1999, which average was $104.60.

(4) Estimated pursuant to Rule 457(h) solely for the purpose of Calculating the registration fee, whereby the estimated proposed maximum offering price per share is $88.91 (85% of $104.60 the average between the ask and bid price reported in the Nasdaq National Market on November 11, 1999).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's final prospectus, filed with the Commission on September 27, 1999, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") relating to the Registration Statement on Form S-1 (File No. 333-82799), which was declared effective on September 21, 1999.

          2. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on September 9, 1999.

          3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

   Exhibit
   Number                                       Document
   -------                                      --------
    4.1*        Registrant's 1997 Stock Plan

    4.2*        Registrant's 1999 Stock Plan

    4.3*        Registrant's 1999 Employee Stock Purchase Plan

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

   23.1         Consent of Arthur Andersen LLP, Independent Public Accountants

   23.2         Consent of WSGR (contained in Exhibit 5.1)

   24.1 Power of Attorney (see page 4)

---------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective September 21, 1999.

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, E.piphany, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on the 12th day of November , 1999.

                                       E.piphany, Inc.

                                       By: /s/ Roger S. Siboni
                                           ----------------------------
                                           Roger S. Siboni
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Siboni and Kevin J. Yeaman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                     Title                                Date
       ---------                                     -----                                ----


/s/ Roger S. Siboni                  President, Chief Executive Officer and          November 12, 1999
-----------------------------        Director (Principal Executive Officer)
Roger S. Siboni


                                     Vice President, Chief Financial Officer         November 12, 1999
/s/ Kevin J. Yeaman                  (Principal Financial and Accounting
-----------------------------        Officer)
Kevin J. Yeaman


/s/ Eliot L. Wegbreit                Chairman of the Board of Directors              November 12, 1999
-----------------------------
Eliot L. Wegbreit


/s/ Paul M. Hazen                    Director                                        November 12, 1999
-----------------------------
Paul M. Hazen


/s/ Robert L. Joss                   Director                                        November 12, 1999
-----------------------------
Robert L. Joss


/s/ Sam H. Lee                       Director                                        November 12, 1999
-----------------------------
Sam H. Lee


/s/ Douglas J. Mackenzie             Director                                        November 12, 1999
-----------------------------
Douglas J. Mackenzie

                                INDEX TO EXHIBITS

   Exhibit
   Number                                       Document
   -------                                      --------
    4.1*        Registrant's 1997 Stock Plan

    4.2*        Registrant's 1999 Stock Plan

    4.3*        Registrant's 1999 Employee Stock Purchase Plan

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")

   23.1         Consent of Arthur Andersen LLP, Independent Public Accountants

   23.2         Consent of WSGR (contained in Exhibit 5.1)

   24.1 Power of Attorney (see page 4)

---------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective September 21, 1999.